CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the inclusion of our report dated February 25, 2013, on the Statement of Assets and Liabilities of Neuberger Berman MLP Income Fund Inc. as of February 21, 2013, included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2, 333-185026) of Neuberger Berman MLP Income Fund Inc.

ERNST & YOUNG LLP

Boston, Massachusetts
February 25, 2013